EXHIBIT 18(II) UNDER FORM N-1A
                                              EXHIBIT 99 UNDER ITEM 601/REG. S-K

                                    EXHIBIT C
                                     to the

                               Multiple Class Plan

                           VISION GROUP OF FUNDS, INC.

                     (formerly: Vision Group of Funds, Inc.)

                                 CLASS A SHARES

                      Vision New York Municipal Income Fund

                     Vision U.S. Government Securities Fund

                          Vision Growth and Income Fund

                        Vision Capital Appreciation Fund

                            Vision Equity Income Fund

                          Vision Large Cap Growth Fund

        This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated below, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.  SEPARATE ARRANGEMENTS

      DISTRIBUTION ARRANGEMENTS

      Class A Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities.

      CHANNEL/TARGET CUSTOMERS

      Class A Shares are designed for sale to both retail customers of brokers as well as trust customers or institutional customers of financial institutions.

      SALES LOAD

      Class A Shares of Vision New York Municipal Income Fund, Vision U.S. Government Securities Fund, and Vision High Yield Bond Fund are sold with a maximum front-end sales load of 4.50%. Class A Shares of Vision Mid Cap Value Fund, Vision Mid Cap Growth Fund, Vision Large Cap Value Fund, and Vision Large Cap Growth Fund are sold with a maximum front-end sales load of 5.50%.

      DISTRIBUTION FEES

     Maximum Rule 12b-1 distribution fee: 0.25 of 1% of the average daily net assets of each Fund's Class A Shares. All or any portion of this fee may be waived by the Distributor from time to time.



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      SERVICES OFFERED TO SHAREHOLDERS

      Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

      SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

      MINIMUM INVESTMENTS

      The minimum initial investment in Class A Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250. Subsequent investments must be in amounts of at least $25, including retirement plans.

      VOTING RIGHTS

      Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.    EXPENSE ALLOCATION

      DISTRIBUTION FEES

      Distribution Fees are allocated equally among Class A Shares of each Fund.

      SHAREHOLDER SERVICE FEES

      Shareholder Service Fees are allocated equally among Class A Shares of each Fund.

3.    CONVERSION FEATURES

      Class A Shares are not convertible into shares of any other class.

4.    EXCHANGE FEATURES

      Class A Shares of any portfolio may be exchanged for Class A Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

               IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized officer(s) as of the date(s) set forth below.

                                                   VISION GROUP OF FUNDS, INC.

                                                   By:
                                                   Name:
                                                   Title:
                                                   Date:  June 1, 1999